Exhibit 21.1
LIST OF SUBSIDIARIES
Virtue of California, Inc. (INACTIVE)
2027 Harpers Way
Torrance, CA 90501
Delkay Plastics (INACTIVE)
2027 Harpers Way
Torrance, CA 90501
Virco Inc.
2027 Harpers Way
Torrance, CA 90501
Virco Mgmt. Corporation
2027 Harpers Way
Torrance, CA 90501

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